Form 540 Prescribed by:

JON HUSTED
OHIO SECRETARY OF STATE

Toll Free: (877) SOS-FILE (877-767-3453)
Central Ohio: (614) 466-3910

www.OhioSecretaryofState.gov
busserv@OhioSecretaryofState.gov

File online or for more information: www.OHBusinessCentral.com

Mail this form to one of the following:

Regular Filing (non expedite)
P.O. Box 1329
Columbus, OH 43216

Expedite Filing (Two business day processing time. Requires an additional $100.00)
P.O. Box 1390
Columbus, OH 43216

Certificate of Amendment
(For-Profit, Domestic Corporation)
Filing Fee: $50
Form Must Be Typed

Check appropriate box:

(●) Amendment to existing Articles of Incorporation (125-AMDS)

( ) Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto.

Complete the following information:

Name of Corporation: Diebold Nixdorf, Incorporated

Charter Number: 1276

RECEIVED
SECRETARY OF STATE
2017 APR 26 PM 4:57
CLIENT SERVICE CENTER

Check one box below and provide information as required:

( ) The articles are hereby amended by the **Incorporators**. Pursuant to Ohio Revised Code section 1701.70(A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received.

( ) The articles are hereby amended by the **Directors.** Pursuant to Ohio Revised Code section 1701.70 (A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles.

The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) (In this space insert the number 1 through 10 to provide basis for adoption.) [ ]

(●) The articles are hereby amended by the **Shareholders** pursuant to Ohio Revised Code section 1701.71.

( ) The articles are hereby amended and restated pursuant to Ohio Revised Code section 1701.72.

A copy of the resolution of amendment is attached to this document.

Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions.

Required
Must be signed by all incorporators, if amended by incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio Revised Code section 1701.73(B) and (C).

If authorized representative is an individual, then they must sign in the "signature" box and print their name in the "Print Name" box.

If authorized representative is a business entity, not an individual, then please print the business name in the "signature" box, an authorized representative of the business entity must sign in the "By" box and print their name in the "Print Name" box.

Signature

By (if applicable)

Jonathan B. Leiken
Print Name

Signature

By (if applicable)

Print Name

DIEBOLD NIXDORF, INCORPORATED

Amendments to Amended Articles of Incorporation

Pursuant to Section 1701.71 of the Ohio Revised Code, Diebold Nixdorf, Incorporated amends its Amended Articles of Incorporation as follows:

1. Article SEVENTH is hereby amended by deleting it in its entirety and replacing it with the following:

SEVENTH: No holder of shares of the Corporation of any class shall have any right to cumulate the voting power of such shares in the election of Directors. The right to cumulate the voting power of the holder as provided in Section 1701.55 of the Ohio Revised Code (or any successor provision) is hereby specifically denied to all holders of shares of any class of stock of the Corporation.

2. Article EIGHTH is hereby added and reads in its entirety as follows:

EIGHTH: At each meeting of shareholders at which directors are to be elected, a nominee for director shall be elected only if the votes "for" the nominee exceed the votes "against" the nominee. Abstentions and broker non-votes shall not be counted as votes "for" or "against" a nominee. Notwithstanding the foregoing, if the Board of Directors determines that the number of nominees exceeds the number of directors to be elected, then in that election the nominees receiving the greatest number of votes shall be elected.

3. Article NINTH is hereby added and reads in its entirety as follows:

NINTH: These Amended Articles of Incorporation supersede and take the place of the existing Amended Articles of Incorporation, as heretofore amended.

201711703340

DATE:	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
04/27/2017	201711703340	DOMESTIC/AMENDMENT TO ARTICLES (AMD)	50.00	100.00	.00	.00	.00

Receipt

This is not a bill. Please do not remit payment.

SQUIRE PATTON BOGGS (US) LLP
GENENIA BELLNER
2000 HUNTINGTON CTR, 41 S. HIGH ST.
COLUMBUS, OH 43215

STATE OF OHIO
CERTIFICATE

Ohio Secretary of State, Jon Husted

1276

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

DIEBOLD NIXDORF, INCORPORATED

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
DOMESTIC/AMENDMENT TO ARTICLES	**201711703340**

Effective Date: 04/26/2017

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 27th day of April, A.D. 2017.

United States of America
State of Ohio
Office of the Secretary of State

Jon Husted

Ohio Secretary of State